Exhibit 99.1

GMAC Financial Services Announces Key Capital and Strategic Actions

NEW YORK (Dec. 30, 2009) – GMAC Financial Services today announced a series of actions intended to strengthen the company’s capital base, position it for improved financial performance, minimize further adverse effects on GMAC related to Residential Capital, LLC (ResCap), and improve access to the capital markets over time. Additionally, the actions position GMAC to explore strategic alternatives for ResCap and the mortgage business and are expected to accelerate the timetable for repayment of the U.S. government’s investment.

Capital Actions

The capital actions are as follows:

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A capital infusion of $3.79 billion from the U.S. Department of the Treasury consisting of the purchase of $2.54 billion of trust preferred securities, with a coupon of 8 percent, and $1.25 billion of mandatorily convertible preferred securities (MCP), with a coupon of 9 percent.

•	The exchange of all the GMAC non-convertible preferred stock held by the U.S. Treasury for $5.25 billion of newly-issued MCP.

•

The conversion of $3.0 billion of existing MCP held by the U.S. Treasury into GMAC common equity. Following the conversion and new issuances of MCP, the U.S. Treasury will hold a total of approximately $11.4 billion of MCP.

With these actions, GMAC has achieved the capital buffer required under the Federal Reserve’s Supervisory Capital Assessment Program (SCAP) needed to meet the worse-than-expected economic scenario. The $3.79 billion cash infusion was less than the $5.6 billion originally anticipated by the Federal Reserve in May 2009 due in large part to lower-than-expected losses related to the General Motors bankruptcy filing.

As previously announced in May 2009 as part of the SCAP, the Federal Reserve instructed GMAC to raise $9.1 billion of additional capital. At that time, the U.S. Treasury purchased $3.5 billion of GMAC MCP in partial satisfaction of the SCAP requirements, which left $5.6 billion remaining in new capital required. Since then, GMAC, the Federal Reserve and the U.S. Treasury have been in discussions to finalize the amount, structure and terms of the additional capital to be issued by GMAC to the U.S. Treasury.

The $3.79 billion investment represents the completion of a two-part capital investment by the U.S. Treasury anticipated in connection with the SCAP.

ResCap Actions

As a result of management’s intent to sell certain mortgage-related assets and thereby reduce volatility in GMAC’s financial results, the following actions were taken resulting in the write-down of approximately $2.0 billion of mortgage assets at ResCap.

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The reclassification of certain international mortgage assets and businesses from held for investment (HFI) to held for sale (HFS), resulting in an estimated pre-tax charge of approximately $1.3 billion. As of Sept. 30, 2009, the assets had an unpaid principal balance of $2.4 billion and a carrying value (net of allowance for credit losses) of $2.0 billion.

•

The reclassification of domestic mortgage assets from HFI to HFS, resulting in an estimated pre-tax charge of approximately $700 million. As of Sept. 30, 2009, the assets had an unpaid principal balance of $3.3 billion and a carrying value (net of allowance for credit losses) of $2.3 billion.

Additionally, management recorded a repurchase reserve expense of approximately $500 million associated with the mortgage servicing business.

These actions, inclusive of estimated operating losses for the period, required a total capital contribution to ResCap of approximately $2.7 billion in the form of mortgage loans acquired by GMAC from Ally Bank, GMAC debt forgiveness and cash. With the capital contribution, ResCap’s net worth will exceed the minimum level required to meet certain covenants.

Following these transactions, GMAC does not expect to incur additional substantial losses from ResCap and will be better positioned to explore strategic alternatives with respect to mortgage operations.

The GMAC Board of Directors reviewed various alternatives related to ResCap and, based on their analysis of the facts and circumstances, the board unanimously concluded that these actions are in the best interests of GMAC and its stakeholders.

Ally Bank Actions

The following actions have been taken to strengthen Ally Bank and to further establish its strategic role within GMAC.

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In order to strengthen the asset quality profile of Ally Bank, GMAC purchased certain higher risk mortgage assets from Ally Bank at fair value of approximately $1.4 billion, resulting in an estimated pre-tax charge of approximately $1.3 billion. In addition, GMAC contributed $1.3 billion of additional cash capital to Ally Bank, equal to the amount of the pre-tax charge, to maintain Ally Bank’s capital position. At Sept. 30, 2009, the assets had an unpaid principal balance of $3.6 billion and a carrying value (net of allowances for credit losses) of $2.8 billion.

•	Subsequently, these mortgage assets were contributed by GMAC to ResCap where they are classified as HFS.

Following these actions, Ally Bank remains in compliance with its regulatory agreements and has the necessary capital to support its auto financial services business, which is the company’s highest strategic priority. The Federal Deposit Insurance Corporation, Ally Bank’s regulator, was consulted regarding the actions.

Overall Impact

In summary, the overall impact to GMAC of the actions are as follows:

•	GMAC will receive a $3.79 billion capital infusion from the U.S. Treasury in connection with the SCAP requirement.

•

U.S. Treasury will convert $3.0 billion of MCP into common equity increasing its common equity ownership to approximately 56.3 percent. GMAC’s remaining common equity holdings following the conversion are as follows: Cerberus and its affiliates hold approximately 14.9 percent, third party investors hold approximately 12.2 percent, a trust managed by an independent trustee for the benefit of General Motors holds approximately 9.9 percent, and an affiliate of General Motors LLC holds approximately 6.7 percent.

•

GMAC will recognize a pre-tax charge of approximately $3.8 billion, with $3.3 billion related to the mortgage write-downs at ResCap and Ally Bank and $500 million related to repurchase reserve expense.

•	ResCap will receive approximately $2.7 billion in additional capital.

•	Ally Bank will recognize a $1.3 billion pre-tax charge and be recapitalized with a $1.3 billion cash infusion from GMAC.

“These decisive balance sheet actions and resulting capital infusions are intended to minimize the impact on GMAC and Ally Bank of any significant future losses related to ResCap’s legacy mortgage business,” said GMAC Chief Executive Officer Michael A. Carpenter. “By protecting the financial performance and strength of our core automotive finance operations, we expect to increase the pace at which we can fully repay the U.S. taxpayer. These actions will also allow GMAC to pursue strategic alternatives for ResCap and the mortgage business.”

Conference Call

GMAC has scheduled a conference call for Tuesday, Jan. 5, 2010 at 4:00 p.m. EST for investors, analysts and members of the press. GMAC Chief Executive Officer Michael A. Carpenter and GMAC Chief Financial Officer Robert Hull will host the call. Additional details will be disclosed later this week via PR Newswire and GMAC’s Investor Relations website (http://www.gmacfs.com/us/en/about/investor/upcoming_events.html).

About GMAC Financial Services

GMAC is a bank holding company with 15 million customers worldwide. As a global, independent financial services institution, GMAC’s diversified business operations include automotive finance, mortgage operations, insurance, commercial finance and online banking. As of Sept. 30, 2009, the company had approximately $178 billion in assets. Visit the GMAC media site at http://media.gmacfs.com for more information.

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Forward-Looking Statements

In this press release, the use of the words “expect,” “anticipate,” “forecast,” “initiative,” “plan,” “goal,” “outlook,” “priorities,” “target,” “objective,” “estimate,” “project,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “when,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC Inc.’s (“GMAC”) actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC and Residential Capital, LLC (“ResCap”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: uncertainty of GMAC’s ability to enter into transactions or execute strategic alternatives to realize the value of its mortgage operations; the insufficiency of any capital contributions made to ResCap or Ally Bank by GMAC; the insufficiency of the charges incurred by ResCap and Ally Bank in connection with the mortgage-related assets of ResCap and Ally Bank, and the possible need to incur additional charges in the future, which could be substantial; uncertainty regarding ResCap’s ability to repay its outstanding liabilities, and the uncertainty regarding the completion of any actions or transaction to settle or repay such liabilities; continued challenges in the residential mortgage and capital markets; the continuing negative impact on ResCap of the decline in the U.S. housing market; changes in U.S.-government sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; our inability to repay our outstanding obligations to the U.S. Department of the Treasury, or to do so in a timely fashion and without disruption to our business; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler LLC (“Chrysler”) dealers and customers and the resulting impact to our financial stability; uncertainty regarding General Motors’ (“GM”) and Chrysler’s recent emergences from bankruptcy protection; uncertainty of securing low cost funding for GMAC and maintaining the mutually beneficial relationship between GMAC, GM and Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we are subject to; fluctuation in the residual value of off-lease vehicles; disruptions in the market in which we fund GMAC’s and ResCap’s operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may be required by or result from changes in accounting rules or their application that could result in an impact on earnings; changes in the credit ratings of ResCap, GMAC, GM or Chrysler; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations. Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Contact:

Gina Proia

646-781-2692

gina.proia@gmacfs.com

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